Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Rekor Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)		(1)	(2)	—	—	—
	Equity	Preferred Stock, par value $0.0001 per share(1)		(1)	(2)	—	—	—
	Debt	Debt Securities		(1)	(2)	—	—	—
	Other	Warrants		(1)	(2)	—	—	—
	Other	Subscription Rights		(1)	(2)	—	—	—
	Other	Units		(1)	(2)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	$350,000,000	—	$350,000,000(3)	0.00014760	$51,660

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Total Offering Amounts						$350,000,000(3)		$51,660

Total Fees Previously Paid								—

Total Fee Offsets								$29,742.932(4)

Net Fee Due								$21,917.07

(1)

An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.

(2)

The proposed maximum offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and related disclosure on Form S-3.

(3)

Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $350,000,000.

(4)	See Table 2, below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Rekor Systems, Inc.	S-3	333-259447	September 10, 2021	—	$29,742.932	Unallocated (Universal) Shelf	Common Stock, par value $0.0001 per share, Preferred Stock, par value $0.0001 per share, Debt Securities, Warrants, Subscription Rights, Units	(6)	$272,620,829.338	—

(5)	The Registrant has terminated or completed any offering that included the unsold securities in this Table 2 under the prior registration statement.
(6)

On September 10, 2021, the Registrant filed a registration statement on Form S-3 (File No. 333-259447, the “2021 Registration Statement”). The 2021 Registration Statement was declared effective on September 23, 2021, and identified and registered an aggregate principal amount of $350,000,000 of an indeterminate amount of securities to be offered by the Registrant from time to time. The Registrant paid a contemporaneous fee payment of $38,185.00. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $29,742.932, representing the contemporaneous fee payment of $29,742.932 in connection with unsold securities under the 2021 Registration Statement. The Registrant hereby confirms that any offerings of the unsold securities associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.